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                                                                    EXHIBIT 4.33


                              AMENDMENT AGREEMENT


         AMENDMENT AGREEMENT, dated as of December 23, 1996, between CUSTODIAL TRUST COMPANY (the "Bank"), a bank and trust company organized and existing under the laws of the State of New Jersey, and MAXXAM Inc. (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware.

         The Bank and the Borrower are parties to a Loan and Pledge Agreement dated as of June 28, 1996 (the "Agreement").

         The Bank and the Borrower wish to amend the Agreement in certain respects.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Clause (f) of Section 16 of the Agreement is hereby amended by deleting the words "granted prior to the date of this Agreement" from clause
(iv) thereof.

         2.      Clause (f) of Section 16 of the Agreement is hereby amended by
(a) deleting the word "and" at the end of clause (v) thereof, and (b) deleting the period at the end of clause (vi) thereof and substituting for such period the following:

                 "; and (vii) Liens granted subsequent to the date of this Agreement to secure the 12% Series A Senior Secured Notes due 2003 of MAXXAM Group Holdings Inc. and the 12% Series B Senior Secured Notes due 2003 of MAXXAM Group Holdings Inc."

         3. Except to the extent amended hereby, the provisions of the Agreement shall remain unmodified, and the Agreement as amended hereby is confirmed as being in full force and effect. This Amendment Agreement may be executed in any number of counterparts which together shall constitute one and the same.
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                 IN WITNESS WHEREOF, the undersigned have executed this
         Amendment Agreement as of the date first above written.

                                       CUSTODIAL TRUST COMPANY



                                       By:  /s/ Ronald D. Watson
                                            ----------------------------------
                                            Name:  Ronald D. Watson
                                            Title: President


                                       MAXXAM INC.


                                       By:  /s/ Paul N. Schwartz
                                            ----------------------------------
                                            Name:  Paul N. Schwartz
                                            Title: Executive Vice President &
                                                       Chief Financial Officer



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